SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 28, 2013

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2013, the holders of a majority of Winthrop Realty Trust’s (“Winthrop”) common shares of beneficial interest approved an amendment to Winthrop Realty Trust’s 2007 Long Term Incentive Plan to, among other things, increase the number of common shares of beneficial interest of Winthrop (“Common Shares”) issuable thereunder to 1,000,000.  As reported in Winthrop’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 4, 2013 (the “February 8K”), Winthrop’s Board of Trustees had authorized the issuance of restricted Common Shares as follows:

Name and Position	Number of Shares

Michael L. Ashner, Chairman and CEO	131,333
Carolyn Tiffany, President	68,667
John Garilli, Chief Financial Officer	75,000
John Alba, Chief Investment Officer	75,000

The Common Shares issued are subject to the following restrictions:

1.	The Common Shares awarded to any person will be forfeited if such person does not remain in continuous service with the Advisor through January 1, 2018.

2.
The Common Shares will immediately vest and no longer be subject to forfeiture on the earlier of (i) January 1, 2018, (ii) upon a Change in Control (as defined), (iii) if the Amended and Restated Advisory Agreement is terminated by the Company for any reason other than Cause, or by the Advisor for Cause, or (iv) in the case of Michael Ashner and Carolyn Tiffany, their death or disability.  Change in Control is defined as the occurrence of any of the following, in one transaction or a series of related transactions: (1) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) becoming a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Winthrop representing more than 50% of the voting power of Winthrop’s then outstanding securities; (2) a consolidation, equity exchange, reorganization or merger of Winthrop resulting in the equity holders of Winthrop immediately prior to such event not owning at least a majority of the voting power of the resulting entity’s securities outstanding immediately following such event; (3) the sale or other disposition of all or substantially all the assets of Winthrop; or (4) a dissolution of Winthrop.

3.	So long as the Common Shares awarded are subject to forfeiture, the secretary of Winthrop has the sole and exclusive right to exercise all voting rights with respect to the awarded Common Shares.

4.
Until the Common Shares awarded are no longer subject to forfeiture, all cash dividends payable thereon will be payable as follows:  (i) the holder will receive a portion of the dividend equal to (i) five percent, multiplied by (ii) the number of full calendar quarters that have transpired between January 1, 2013 and the applicable dividend payment date, less any required tax withholding and (ii) the remaining portion of the dividend will be held by Winthrop in escrow and will only be paid to the holder thereof if and when the Common Shares awarded are no longer subject to forfeiture.  If the Common Shares awarded are forfeited, then the dividends held in escrow will similarly be forfeited.

The descriptions of the foregoing Common Share grants contained herein are qualified in their entirety by reference to the full text of the Restricted Share Award Agreements, the forms of which are substantially identical to the Restricted Share Award Agreements attached to the February 8K as Exhibits 10.4 and 10.5 and are incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 29th day of May, 2013.

WINTHROP REALTY TRUST

By:	/s/ Carolyn Tiffany
Carolyn Tiffany
President